CINCINNATI BELL INC.
201 EAST FOURTH STREET
CINCINNATI, OHIO 45202

April 30, 2004

Goldman Sachs Direct Investment Fund 2000, L.P. Goldman, Sachs & Co. c/o Goldman, Sachs & Co. 85 Broad Street, New York, New York 10004	Dover Capital Management 2 LLC c/o Falcon Investment Group 4350 Von Karman Ave Suite 400 Newport Beach, CA 92660-2007

TCW/Crescent Mezzanine Partners III, L.P.
TCW/Crescent Mezzanine Trust III
TCW/Crescent Mezzanine Partners III Netherlands, L.P.
c/o TCW/Crescent Mezzanine LLC
200 Crescent Court, Suite 1600
Dallas, Texas 75201	C-Squared CDO Ltd. c/o TCW/Crescent Mezzanine LLC 200 Park Avenue, 22nd Floor New York, New York 10166

Western and Southern Life Insurance Company c/o Fort Washington Investment Advisers 420 East 4th Street Cincinnati, Ohio 45202	GS Mezzanine Partners II, L.P. GS Mezzanine Partners II Offshore, L.P. 85 Broad Street New York, New York 10004

Oak Hill Securities Fund, L.P.
Oak Hill Securities Fund II, L.P.
Oak Hill Credit Partners I, Limited
Oak Hill Credit Partners II, Limited
c/o Oak Hill Advisors, L.P.
201 Main Street, Suite 2600
Fort Worth, Texas 76102	Lerner Enterprises, L.P. P&PK Family Limited Partnership Cardinal Investment Partners I, L.P. c/o Oak Hill Advisors, L.P. 201 Main Street, Suite 2600 Fort Worth, Texas 76102

Re: Amendment to the Purchase Agreement

Gentlemen:

     Reference is made to the Purchase Agreement (the “Purchase Agreement”), dated as of December 9, 2002, as amended to the date hereof, among Cincinnati Bell Inc. (f/k/a Broadwing Inc.), an Ohio corporation (the “Company”), and the persons specified as Purchasers in Schedule 1 to the Purchase Agreement, regarding the purchase of Senior Subordinated Notes and warrants to purchase common stock of the Company. Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the Purchase Agreement.

     1. The Purchase Agreement shall be amended as follows:

1.1	Section 9(ii) (“Annual Statements”) shall be amended by deleting the words “one hundred twenty-five (125) days” and inserting “one hundred fifty-five (155) days”.

     Except as specifically set forth herein, the provisions of the Purchase Agreement and the Exhibits and Schedules attached thereto remain in full force and effect. This letter amendment shall not constitute an amendment or waiver of any provision of the Purchase Agreement and shall not be construed as a waiver or consent to any further or future action on the part of the Company, except to the extent expressly set forth herein.

[Signature Pages Follow]

     This letter amendment shall be governed by the internal laws of the State of New York, without regard to the conflict-of-law principles thereof which would require the application of laws of any other state.

Very truly yours, CINCINNATI BELL (f/k/a Broadwing Inc.)

By:	/s/ Mark W. Peterson

	Name:	MARK W. PETERSON
	Title:	VP & TREASURER

Agreed to and accepted by:

GS MEZZANINE PARTNERS II, L.P.

By:	GS Mezzanine Advisors II, L.L.C., its general partner

By:	/s/ John Bowman

	Name:	JOHN BOWMAN
	Title:	Vice President

GS MEZZANINE PARTNERS II OFFSHORE, L.P.

By:	GS Mezzanine Advisors II, L.L.C., its general partner

By:	/s/ John Bowman

	Name:	JOHN BOWMAN
	Title:	Vice President

Agreed to and accepted by:

GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P.

By:	GS Employee Funds 2000 GP, L.L.C., its general partner

By:	/s/ John Bowman

	Name:	JOHN BOWMAN
	Title:	Vice President

Agreed to and accepted by:

GOLDMAN, SACHS & Co.

By:	/s/ Richard Kate
	Name:	Richard Kate
	Title:	Managing Director

Agreed to and accepted by:

TCW/CRESCENT MEZZANINE PARTNERS III, L.P.
TCW/CRESCENT MEZZANINE TRUST III
TCW/CRESCENT MEZZANINE PARTNERS III NETHERLANDS, L.P.

By:	TCW/Crescent Mezzanine Management III, L.L.C., its Investment Manager

By:	TCW Asset Management Company, its Sub-Advisor

By:	/s/ Timothy P. Costello
	Name:	Timothy P. Costello
	Title:	Managing Director

Agreed to and accepted by:

C-SQUARED CDO LTD.

By:	TCW Advisors, Inc., as its Portfolio Manager

By:	/s/ Timothy P. Costello		By:	/s/ James M. Hassett
	Name:	Timothy P. Costello		Name:	James M. Hassett
	Title:	Managing Director		Title:	Managing Director

Agreed to and accepted by:

WESTERN AND SOUTHERN LIFE INSURANCE COMPANY

By:	/s/ Donald J. Wuebbling
	Name:	Donald J. Wuebbling
	Title:	Sr. Vice President

By:	/s/ Jame J. Vance
	Name:	Jame J. Vance
	Title:	Vice President

Agreed to and accepted by:

DOVER CAPITAL MANAGEMENT 2 LLC

By:	/s/ Richard Meage
	Name:	Richard Meage
	Title:	Manager

Agreed to and accepted by:

OAK HILL SECURITIES FUND, L.P.

By:	Oak Hill Securities GenPar, L.P. its General Partner

By:	Oak Hill Securities MPG, Inc., its General Partner

By:	/s/ Scott D. Krase
	Name:	SCOTT D. KRASE
	Title:	Authorized Signatory

Agreed to and accepted by:

OAK HILL SECURITIES FUND II, L.P.

By:	Oak Hill Securities GenPar II, L.P. its General Partner

By:	Oak Hill Securities MPG II, Inc., its General Partner

By:	/s/ Scott D. Krase
	Name:	SCOTT D. KRASE
	Title:	Authorized Signatory

Agreed to and accepted by:

OAK HILL ASSET MANAGEMENT, INC,
As advisor and attroney-in-fact to
Lerner Enterprises, L.P.

By:	/s/ Scott D. Krase
	Name:	SCOTT D. KRASE
	Title:	Authorized Signatory

Agreed to and accepted by:

OAK HILL ASSET MANAGEMENT, INC.
As advisor and attroney-in-fact to
P&PK Family Ltd. Partnership

By:	/s/ Scott D. Krase
	Name:	SCOTT D. KRASE
	Title:	Authorized Signatory

Agreed to and accepted by:

CARDINAL INVESTMENT PARTNERS, L.P.:

OAK HILL ADVISORS, L.P.

By:	Oak Hill Advisors MGP, Inc. its General Partner

By:	/s/ Scott D. Krase
	Name:	SCOTT D. KRASE
	Title:	Authorized Signatory

Agreed to and accepted by:

Agreed to and accepted by:

OAK HILL CREDIT PARTNERS I, LIMITED

By:	Oak Hill CLO Management I, LLC As Investment Manager

By:	/s/ Scott D. Krase
	Name:	SCOTT D. KRASE
	Title:	Authorized Signatory

Agreed to and accepted by:

OAK HILL CREDIT PARTNERS II, LIMITED

By:	Oak Hill CLO Management II, LLC As Investment Manager

By:	/s/ Scott D. Krase
	Name:	SCOTT D. KRASE
	Title:	Authorized Signatory